SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under ss.240.14a-12

                          Quest Resource Corporation
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)   Title of each class of securities to which transaction applies:

   (2)   Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)   Proposed maximum aggregate value of transaction:

   (5)   Total fee paid:

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1. Amount Previously Paid:
   2. Form, Schedule or Registration Statement No.:
   3. Filing Party:
   4. Date Filed:

                          QUEST RESOURCE CORPORATION
                      P.O. Box 100, 701 East Main Street
                            Benedict, Kansas 66714
                          --------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on March 1, 2002
                          -------------------------

                             To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of the Shareholders of Quest Resource Corporation (hereinafter referred to as the "Company"), to be held on Friday, March 1, 2002 at 11 a.m. (CDT) at the Chanute Country Club, Chanute, Kansas, for the following purposes:

      1. PROPOSAL NO. 1:   To elect the Board of Directors, each to serve until
                           the next Annual Meeting of the shareholders or until their respective successors are elected and qualify;

      2. PROPOSAL NO. 2:   To ratify and approve the selection by the Board of
                           Directors of Clyde Bailey, P.C. as the Company's independent accountants for the current year;

      3. PROPOSAL NO. 3:   To consider and vote upon such other business as may
                           properly come before the meeting or any adjournment thereof.

   The complete text of these proposals and the reasons your directors have proposed their adoption are contained in the Proxy Statement, and you are urged to carefully study them. If you do not plan to attend the Annual Meeting, you are respectfully requested to sign, date and return the accompanying Proxy promptly.

   FOR THE REASONS STATED HEREIN, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND "FOR" THESE PROPOSALS. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY. THIS WILL NOT PREVENT YOU FROM ATTENDING AND VOTING YOUR SHARES IN PERSON. PROMPT RETURN OF YOUR PROXY WILL REDUCE THE COMPANY'S EXPENSES IN THIS MATTER.

   Only shareholders of record as shown on the books of the Company at the close of business on January 9, 2002 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's shareholders entitled to notice of, and to vote at, the Annual Meeting will be made available during regular business hours at the Company's principal executive offices at 701 East Main Street, Benedict, Kansas, 66714 from the date of this notice for inspection by any shareholder for any purpose germane to the Annual Meeting.

   The Annual Meeting may adjourn from time to time without notice other than by announcement at the Annual Meeting, or at any adjournments thereof, and any and all business for which the Annual Meeting is hereby noticed may be transacted at any such adjournments.

   By order of the Board of Directors,
   Douglas L. Lamb, President

                          QUEST RESOURCE CORPORATION
                      P.O. Box 100, 701 East Main Street
                            Benedict, Kansas 66714

        PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               ON MARCH 1, 2002

                INFORMATION CONCERNING SOLICITATION AND VOTING

      This Proxy Statement is being furnished to shareholders of Quest Resource Corporation (the "Company") in connection with the Board of Director's solicitation of proxies for use at the annual meeting of shareholders to be held on March 1, 2002, and at any adjournment of that meeting (the "Annual Meeting"). The first date on which this Proxy Statement and the form of Proxy are first being mailed to shareholders of the Company is on or about January 18, 2002.

      The Board of Directors has fixed January 9, 2002 as the record date for determining stockholders who are entitled to vote at the Annual Meeting. At the close of business on January 9, 2002, the Company had issued and outstanding 6,385,417 shares of common stock (the "Common Stock"), held of record by approximately 2,120 stockholders. Each share of Common Stock is entitled to one vote on each matter properly coming before the Annual Meeting. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. The Company also had 2 holders of 10,000 shares of Series A Convertible Preferred Stock with a par value of $0.001 (the "Preferred Stock"). Each share of Preferred Stock is entitled to one vote on each matter properly coming before the Annual Meeting.

      The Company will not solicit proxies personally, by telephone or facsimile. The Company, however, may make a request by telephone, facsimile, or mail strictly limited to confirming the shareholder's receipt of the proxy and requesting that the shareholder sign and return the proxy solicited by this statement. The Company does not expect to pay compensation to any party other than employees (and then only their regular salaries plus expenses) for the solicitation of proxies, but may reimburse brokers, custodians, nominees and fiduciaries for the expense of forwarding solicitation material and proxies to beneficial owners of their outstanding stock. The cost of soliciting proxies, not expected to exceed $15,000, will be borne by the Company.

      All proxies will be voted in accordance with the instructions contained therein, if properly executed and not revoked. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. The management of the Company does not know of any other matters which will be presented for action at the Annual Meeting, but the person, Douglas L. Lamb, named in the Proxy intends to vote or act with respect to any other proposal which may be presented for action in accordance with his best judgment. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by voting in person at the Annual Meeting.

      The presence in person or by executed proxy of the holders of one-third (1/3) of the aggregate voting power represented by the shares of Common Stock and Preferred Stock, issued and outstanding and entitled to vote at the meeting, together as a single class, shall constitute a quorum for transacting business at the meeting. Any shares which are withheld or abstain from voting will be counted for the purpose of obtaining a quorum. Shares held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will not be counted as votes "for" or "against" the proposals, and will not be counted as shares voted on such matter.

      The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals, but will not affect the election of directors.

      The affirmative vote of the holders of a plurality of the aggregate voting power represented by the shares of Common Stock and Preferred Stock, voting together as a single class, present or represented at the meeting is required to elect the Board of Directors, to ratify and approve the selection by the Board of Clyde Bailey, P.C. as the Company's independent accountant for the current year.

      Management of the Company has been informed by the executive officers, directors, and control persons of the Company that such parties intend to vote all shares they beneficially hold with voting rights FOR the nominees and FOR all of the proposals set forth in the notice. Together, such parties and proxies represent approximately 35.7% of the votes eligible to be cast at the Annual Meeting. Management believes such votes will be sufficient to elect the nominees, approve or ratify the proposals, and appoint the Company's independent auditor as set forth herein. However, since other items to be voted upon may be presented at the Annual Meeting which may require the vote of a majority of the outstanding shares, there is no assurance that the voting rights mentioned above will guarantee passage of any such other proposals.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of January 9, 2002, by each shareholder who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, by each director and by all executive officers and directors as a group. The stated percentages of ownership and the number of shares beneficially owned may be disproportionate due to joint beneficial ownership, which makes the notes following the table essential for a complete understanding of the Company's ownership structure.

--------------------------------------------------------------------------------
          Name and Address of              Number of Shares
           Beneficial Owner             Beneficially Owned (1)  Percent of Class
--------------------------------------------------------------------------------
          Marsha K. Lamb (2)
         703 East Main Street                  1,634,524             26.3%
          Benedict, KS 66714
--------------------------------------------------------------------------------
    The Henry F. Mogg M&M Trust (3)
         1999 London Town Lane                  603,050               9.4%
         Titusville, FL 23796
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Crown Properties, LC (4)
         701 East Main Street                   975,000              15.7%
          Benedict, KS 66714
--------------------------------------------------------------------------------
Bonanza Energy Corporation of Kansas (5)
         701 East Main Street                   516,027               8.3%
          Benedict, KS 66714
--------------------------------------------------------------------------------
   Executive Officers and Directors
--------------------------------------------------------------------------------
          Douglas L. Lamb (6)
         703 East Main Street                  1,634,524             26.3%
          Benedict, KS 66714
--------------------------------------------------------------------------------
           John C. Garrison
         701 East Main Street                   45,372                (7)
          Benedict, KS 66714
--------------------------------------------------------------------------------
  All Executive Officers & Directors
      as a Group (Three persons)               1,713,896             26.3%
--------------------------------------------------------------------------------

      (1) The number of shares beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

      (2) Includes (i) 14,400 shares held by Marsha K. Lamb; (ii) 975,000 shares held by Crown Properties LC, which is 100% owned by Marsha K. Lamb; (iii) 516,027 shares held by Bonanza Energy Corporation of Kansas, which is jointly owned by Douglas L. Lamb and Marsha K. Lamb; (iv) 67,000 shares held by Bonanza Oil & Gas Corporation, which is jointly owned by Douglas
      L. Lamb and Marsha K. Lamb; and (v) 62,097 shares held by Douglas L. Lamb, Ms. Lamb's husband. Marsha K. Lamb disclaims beneficial ownership of the shares specified in clause (v) above.

      (3) The Henry F. Mogg M&M Trust is controlled by Henry F. Mogg as its settlor and trustee with full and exclusive personal power of revocation and amendment over the Trust as long as he is alive.

      (4)  Crown Properties, LC is wholly owned by Marsha K. Lamb.

      (5) Bonanza Energy Corporation of Kansas is jointly owned by Douglas L. Lamb and Marsha K. Lamb.

      (6) Includes (i) 62,097 shares held by Douglas L. Lamb; (ii) 975,000 shares held by Crown Properties LC, which is 100% owned by Marsha K. Lamb;
      (iii) 14,400 shares held by Marsha K. Lamb, Mr. Lamb's wife; (iv) 516,027 shares held by Bonanza Energy Corporation of Kansas, which is jointly owned by Douglas L. Lamb and Marsha K. Lamb; and (v) 67,000 shares held by Bonanza Oil & Gas Corporation, which is jointly owned by Douglas L. Lamb and Marsha K. Lamb. Douglas L. Lamb disclaims beneficial ownership of the shares specified in clauses (ii) and (iii) above.

Compliance with Section 16(a) of the Exchange Act

      Based solely upon a review of forms 3, 4 and 5 furnished to the Company, the Company is not aware of any person, who at any time during the fiscal year ended May 31, 2001, was a director, officer, or beneficial owner of more than ten percent (10%) of the Common Stock of the Company, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year.

                           DESCRIPTION OF BUSINESS

General

      Quest Resource Corporation ("Quest" or the "Company") was originally incorporated in Kansas on November 3, 1997. On September 30, 1998, Quest merged with HYTK Industries, Inc. and became a Nevada corporation. Quest is an independent energy company with an emphasis on the acquisition, production, transportation, exploration, and development of natural gas in southeast Kansas. Quest is a leading developer of coal bed methane gas in southeast Kansas. Quest's operations are currently focused on developing methane gas production in a five county region that is served by a Company-owned pipeline network.

      This Proxy Statement contains forward-looking statements regarding, among other topics, the Company's growth strategies, anticipated trends in the Company's business and its future results of operations, estimated future net revenues from oil and natural gas reserves and the present value thereof, planned capital expenditures, increases in oil and gas production and development activities, and the Company's financial position, business strategy and other plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward looking statements are reasonable, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effects on its business or operations.

Quest Operations

      Company operations are conducted through three wholly owned operating subsidiaries which are all Kansas corporations: Quest Energy Service, Inc., ("QES"), Ponderosa Gas Pipeline Company, Inc., ("PGPC") and Quest Oil & Gas Corporation ("QOG"). References to Quest or the Company shall refer to Quest Resource Corporation, a Nevada corporation, and shall include its three subsidiaries unless otherwise indicated.

Quest Oil & Gas Corporation ("QOG") and Ponderosa Gas Pipeline Company, Inc. ("PGPC")

      Two of the Quest subsidiaries, QOG and PGPC, have the assets that produce and transport the natural gas. QOG's primary business is the production of natural gas and crude oil and the development of its undrilled gas properties. PGPC's principal activity is the gathering of natural gas through its pipeline network of approximately 150 miles in length. PGPC gathers all of the QOG-produced gas in addition to some gas produced by other companies. QOG is aggressively increasing its gas production through new well drilling and these growing gas volumes are having a very positive impact on the revenues of both subsidiaries.

Quest Energy Service, Inc. ("QES")

      This subsidiary is the service company which provides operational support for the prime Quest assets (the producing wells and the pipeline network) owned by its two sister companies. By retaining the operations of these crucial income producing assets, the Company is better able to control costs and minimize downtime of such critical assets. In addition to the conduct of daily pipeline and producing well operations, QES also performs construction activities including the building of new pipelines and compressor stations, the completion of new gas wells, and the construction of supporting infrastructure for new wells such as electric service, salt water disposal facilities, and gas feeder lines. The primary equipment categories within QES are: trucks, well service rigs and construction equipment; and, a repair and fabrication shop which is located in Benedict, Kansas.

      As a service entity QES's most valuable asset is its employee force which presently contains 22 personnel. QES management and key personnel have been involved in oil and gas production activities in southeast Kansas for more than twenty years. Five administrative personnel work out of the office facility on the east edge of Benedict, Kansas at 701 East Main Street. Field operations include six "pumpers" or employees whose primary duties are to operate the wells and the pipelines. Other QES personnel are highly experienced and involved in the following activities: well servicing, pipeline maintenance, the development of new wells and associated infrastructure, and new pipeline construction. QES personnel have accomplished the completion of numerous gas and oil wells during the past twenty years with a success rate of approximately 90%.

Business Strategy

      The Company's objective is to achieve a substantial enhancement of shareholder value by increasing cash flow, profitability and net asset value. To accomplish this objective, the Company intends to continue increasing its production and reserves of natural gas through the development of its existing properties. This strategy is enhanced by the Company's competitive strengths which include:

      o  low overhead costs;
      o  cost efficient operations;
      o  an excellent inventory of drilling locations;
      o management and key operations personnel that are experienced and dedicated; and
      o a proven track record as an effective, low cost developer and producer of natural gas.

Significant Developments

      Drilling Program Commenced and Significant Gas Discovery.

      One of the gathering pipelines mentioned above serves the Company-owned gas producing properties in the Thayer gas field near Thayer, Kansas. During the fiscal year ended May 31, 2001, Quest began drilling new wells on its Thayer properties to commence a serious development effort in this area. By Spring, 2001 Quest had completed and was producing ten (10) of these new gas wells which have realized exceptional rates of production by averaging over 100 mcf of gas per day per well. In the current fiscal year since June 1, 2001 Quest has completed eight (8) more new producing wells and an additional twenty-two (22) wells are in various stages of completion. These new wells have created significant new gas reserves for the Company. This drilling success and increased gas production has had a significant impact on revenues and has positioned the Company for more aggressive on-going development of additional acreage.

      The recently drilled Quest wells, plus additional drilling that has been done by two other companies in the Thayer vicinity confirms that the Thayer gas field is a significant gas discovery for southeast Kansas. The Quest-owned acreage position in the Thayer area is a significant portion of the Thayer gas field as it is now defined. Quest is also creating new gas reserves in other areas of its operating region as some of the new gas well completions are in the Fredonia and Buffalo areas.

      Enlarged Inventory Of Undeveloped Acreage.

      In recognition of improving economics for the production of gas in southeast Kansas, the Company initiated an effort to lease additional land with gas development potential in the vicinity of its gas gathering pipeline system. This leasing effort has been successful and the total leased acreage as of January 1, 2002 has been increased to approximately 45,000 acres. Most of this newly acquired acreage is conveniently located in the vicinity of the Company's gas gathering pipeline network, thus minimizing the cost of additional pipeline construction to support new wells. This acreage inventory is crucial to the Company's future growth potential and as it is drilled and developed a significant positive impact on our gas reserves is expected.

      Natural Gas Prices.

      The Company enjoyed record high gas prices during the fiscal year ended May 31, 2001. Management was able to preserve some of the higher gas prices for much of that fiscal year via the floor price positions that it established through the gas futures market. Those price floors were set during January and February of 2001 for most of QOG's gas production and ranged from a high of $8.80 per mmbtu (an mmbtu being a standard unit measure of natural gas) for the February contracts down to $5.00 through December, 2001. Overall, these floor positions were very rewarding to the Company, having preserved significant sales revenue during the hedged period that would have otherwise been lost in the course of physical gas sales.

      Although lower gas prices have been experienced since early 2001, the revenues created by the hedging activities have been used to fund new gas wells and pipeline improvements that have enhanced our gas production. Furthermore, the Company anticipates continued profitable operations at the lower prices currently being experienced which are at about $2.30. Quest currently has 220,000 mmbtu of gas hedged at a price of about $3.00 for the production period between February and September of 2002 which represents about 25% of Quest's projected gas production for that period.

      New Gas Compressor Station.

      During the month of June, 2000, Quest completed its new gas compressor station at a Williams Natural Gas Company pipeline which then provided access to the largest interstate gas market in the Quest operating area. This is a strategic facility for two reasons: 1) The Company has three gas gathering pipelines that have a common junction at this station; and, 2) It eliminates a dependence upon local markets which have restricted gas volumes available thus allowing much needed expansion potential to accommodate the Company's expanding gas volumes.

      Since the start-up of this station, the compression capability has had to be increased significantly to accommodate the larger gas volumes being produced and transported by the Company. In October, 2001 a compressor was installed that has compression capability of about 8,000 mcf of gas per day, as compared to the 3,000 mcf/day initial capability at the station.

      Pipeline Construction.

      Most of the capital expenditures in the pipeline category have been related to the PGPC pipeline that serves the Thayer gas field. The significant improvements that have been made to this pipeline system include: the construction of a new booster compressor station to serve the south part of the Thayer gas field; and, the replacement of several 3 inch pipeline segments by the construction of about seven miles of new 12 inch pipeline to accommodate the higher gas volumes from the new Thayer area wells. This new 12 inch pipeline became operational in October, 2001.

      Gas Production Volumes

      Our gas production has grown steadily in response to the on-going development of our gas properties. Looking back, we were producing about 1,000 mcf/day of gas in January, 2001. We achieved the 2,000 mcf/day threshold during the summer of 2001. Then, during January, 2002 the gas production volume owned by Quest had reached the 3,000 mcf/day level. We expect the Quest-owned gas volume to continue increasing to beyond 4,000 mcf/day by the end of FY 2002 on May 31, 2002 as additional new gas wells are brought on line each month.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      The Company's Common Stock was approved for trading on the OTC Bulletin Board on June 8, 1999, under the symbol "QRCP." The table set forth below lists the range of high and low bids of the Company's Common Stock for the last two fiscal years. The prices in the table reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

      ------------------------------------------------------------
      Fiscal Quarter Ended           High Price         Low Price
      ------------------------------------------------------------
        August 31, 1999                $10.00            $0.0625
      ------------------------------------------------------------
       November 30, 1999                $9.50              $3.00
      ------------------------------------------------------------
       February 28, 2000                $8.75              $5.00
      ------------------------------------------------------------
          May 31, 2000                 $7.125              $1.00
      ------------------------------------------------------------
        August 31, 2000                 $2.50             $0.625
      ------------------------------------------------------------
       November 30, 2000                $2.00            $0.5312
      ------------------------------------------------------------
       February 28, 2001                $1.50              $0.69
      ------------------------------------------------------------
          May 31, 2001                  $1.80              $0.55
      ------------------------------------------------------------
        August 31, 2001                 $1.80              $1.09
      ------------------------------------------------------------
       November 30, 2001                $1.20              $0.61
      ------------------------------------------------------------

      The closing trading price for QRCP Common Stock on the OTC-BB on January 14, 2002 was $1.35.

Record Holders

      Common Stock. There are 950,000,000 shares of Common Stock authorized for issuance. As of January 9, 2002, there were 6,385,417 shares of Common Stock issued and outstanding, held of record by approximately 2,120 shareholders. Each share of Common Stock is entitled to one vote.

      Preferred Stock. There are 50,000,000 shares of Preferred Stock authorized for issuance. 500,000 shares of the authorized Preferred Stock have been classed as Series A Convertible Preferred Stock. As of January 9, 2002, 10,000 shares of Series A Convertible Preferred Stock were issued and outstanding and held by two shareholders. Each share is entitled to one vote. Holders of Series A Convertible Preferred Stock are entitled to quarterly dividends at the annual rate of 10% on the purchase price of $10.00 per share and to convert each share into four shares of Common Stock. The Series A Convertible Preferred Stock may not be redeemed before the expiration of one (1) year from the issuance date of such shares. Thereafter, subject to the requirements and limitations of the laws of the state of Nevada, the Company may redeem all or any portion of the outstanding shares of Series A Convertible Preferred Stock, if they have not been converted to common shares, at the rate of $10.00 per share plus any accumulated and unpaid dividends, whether declared or not. Upon liquidation, dissolution or winding up of the Company, the holders of outstanding Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets shall be made to the holders of shares of Common Stock or any other junior stock.

Dividends

      The Company has not declared any cash dividends on its Common Stock since inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future.

The payment of dividends on the Common Stock is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors.

      Dividends are being paid at the rate of 10% on the Series A Convertible Preferred Stock in accordance with the Series A Convertible Preferred Stock terms and conditions.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

      THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE HEREIN. EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, CERTAIN STATEMENTS HEREIN ARE FORWARD LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

      Quest or its representatives may make forward looking statements, oral or written, including statements in this report, press releases and filings with the SEC, regarding estimated future net revenues from oil and natural gas reserves and the present value thereof, planned capital expenditures, increases in oil and gas production and development activities, and the Company's financial position, business strategy and other plans and objectives for future operations. Although the company believes that the expectations reflected in these forward looking statements are reasonable, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effects on its business or operations.

      Among the factors that could cause actual results to differ materially from the Company's expectations are risks inherent in drilling, well completion and other development activities; changes in commodity prices; engineering and mechanical or technological difficulties with operational equipment, in well completions and workovers, and in drilling new wells; land issues; federal and state regulatory developments; labor problems; environmental related problems; uncertainty of oil and gas reserve estimates; the substantial capital requirements involved with development of oil and gas reserves; reserve replacement risk; dependance upon key personnel; and other factors noted elsewhere in this report. All subsequent oral and written forward looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company assumes no obligation to update any of these statements.

Overview of Company Status

      The fiscal year ended May 31, 2001 was a breakthrough year for Quest. The construction of the 12" pipeline as well as Quest's strategic positioning in the southeast Kansas gas industry has yielded dramatic improvements in both total revenues and profitability. The Quest business model has been validated by the results of the 2001 fiscal year. Quest is now poised to aggressively expand development of its gas properties. The proximity of the Company-owned pipeline network greatly enhances the Company's ability to quickly develop new wells from its undrilled properties into cash producing assets.

      Although future prices for natural gas may not be as high as in the past 12 months, Quest can still prosper with gas prices in the $2.00 to $3.00 region. Management anticipates that the typical new gas well will cost less than $50,000 and will achieve payout in about a year. The current inventory of undeveloped acreage is expected to yield at least 200 additional gas well drill sites. With a minimum of 40 new wells planned per year for the next several years, Quest is positioned for significant growth in gas production, revenues, and profitability.

Development Plans

      Quest has identified numerous gas development opportunities in its pipeline operating region that it believes are low risk which could add significant cash flow and gas reserves to the Company. In pursuit of these opportunities, Quest expects to drill at least forty (40) new gas wells per year for the next several years on its undeveloped acreage. Quest began an aggressive drilling campaign during FY 2001 and is on track to achieve its 40 well goal during FY 2002. Quest has received the support of local bank financing for the gas development program and has invested over $2,000,000 into new gas producing assets during the past year. Management believes that significant additional cash flow and gas reserves can be realized from the development of numerous identified gas development opportunities in the PGPC pipeline region.

      The significance of this growth opportunity available to Quest is that of its simplicity and its availability. Quest is in the process of substantially improving its profitability by increasing its development of gas reserves that are readily available within the area of its gas gathering pipeline network. Quest has known, undeveloped gas reserves that simply need to be developed. This is much lower in risk than doing exploratory drilling in an attempt to identify new gas reserves. Quest has only recently begun to focus on the accelerated development of its proven and probable gas reserves. Only moderate success in such development should have a significant impact on the Company. This development is being conducted by QES personnel, who have gained much expertise in doing this same type of work over many years in this region. Quest is very pleased to have begun its campaign of low-risk development of the gas reserves in its existing pipeline operating area.

                             RESULTS OF OPERATIONS

      The following discussion sets forth certain financial information regarding our operations and is based on the consolidated operations of all of our subsidiaries and should be read in conjunction with the audited financial statements and notes thereto included in our annual report on Form 10-KSB for the fiscal year ended May 31, 2001; and should further be read in conjunction with the financial statements included in this proxy statement. Our financial statements, and the following discussion on results of operations, set forth financial information as of the years ended May 31, 2001 and May 31, 2000, and as of the three and six month periods ended November 30, 2001 and November 30, 2000.

Year Ended May 31, 2001 Compared To Year Ended May 31, 2000

      Revenue from operations for the year ended May 31, 2001 of $4,077,041 more than doubled when compared to revenue of $1,899,277 for the fiscal year ended May 31, 2000. The largest revenue increase of $684,653 occurred in Gas Pipeline Transmission Fees which resulted from both increased gas volumes transported and higher gas prices. The two new gas compressor stations that were constructed during the fiscal year 2001 made it possible to transport the higher gas volumes that had such a large impact on revenues. This pipeline construction activity also caused Pipeline Development Revenue to increase from $111,347 for the fiscal year 2000 to $326,272 for the fiscal year ended May 31, 2001. A significant increase in the development of new gas wells is also reflected in the sixfold increase in Property Development Revenue to $445,928. The $359,395 increase in Oil and Gas Production Revenue resulted from QOG's new drilling program and the increased prices of both oil and natural gas.

      The costs and expenses for the fiscal year ended May 31, 2001 totaled $3,343,189 which is a 76% increase when compared to the total costs and expenses incurred for the fiscal year ended May 31, 2000. The largest single cost increase of $448,289 occurred in the Purchases and Outside Services account due to the increased amount of pipeline construction and well completion activities during the year. Lease Operating Costs went up $255,622 from the increased number of gas wells in operation while revenue from these leases increased $359,395. Pipeline operating costs increased 47% while pipeline operating revenue increased by 138%.

      The Company reported its first substantial fiscal year profit before income taxes of $747,139 for fiscal year 2001, as compared to the modest profit in the previous fiscal year of $18,013 for an increase of 4,048%. The Company's Net Income Before Income Taxes of $747,139 reflects all general and administration expenses including $339,030 in non cash deductions from depreciation, depletion and amortization expenses. This substantial increase in net income is due primarily to increased utilization and profitability of the gas pipeline network and the growing number of producing gas wells.

Three and Six Month Periods Ended November 30, 2001 Compared to Same Periods in 2000

      Total revenue for the quarter ended November 30, 2001 was $1,510,928 which resulted in net income before income taxes of $163,384. For the comparable period ended November 30, 2000 our total revenue was $761,542, with resulting net income before income taxes of $134,846. Therefore, our 2nd quarter revenue increased almost 100% as compared to 2000, and our net income before income taxes increased 26% for the quarter ended November 30, 2001 as compared to the year-earlier quarter.

      The revenue categories that increased the most for this quarter were: gas production revenue due to the new wells brought on line after completion of the 12" pipeline; pipeline development income from the construction of the 12" pipeline; and property development income from the installation of the new gas wells this quarter. The pipeline and new well development activities were performed by Quest Energy Service, Inc., our operations and construction subsidiary. We expect gas production revenue to continue growing in future quarters as additional new gas wells are placed into production.

      The only income category that sustained a loss was futures contract income. The loss occurred during October when gas futures rallied above the prices in our gas hedging position. This loss was offset by the increased prices that we realized from the physical sale of our November gas production. The largest increases in expenses occurred in the purchases and wages categories which were from the increased level of development activities.

Capital Resources And Liquidity

Year Ended May 31, 2001 Compared To Year Ended May 31, 2000

      During the fiscal year ended May 31, 2001 a total of $1,703,892 was invested in new oil and gas wells and properties, new pipeline facilities, and other additional equipment items. This compares with $761,454 that was invested into the Company during the previous fiscal year. Local bank financing supported the aforementioned investments with an additional $892,685 borrowed long-term while $644,820 was repaid out of cash flow. Equity funding from stock sales of only $200,000 in the fiscal year 2001 was less than half the stock sale proceeds in the previous fiscal year, resulting in less dilution to shareholders. Net cash provided from operating activities increased substantially from the $143,274 during the previous fiscal year 2000 to $965,145 for this fiscal year ended May 31, 2001, which reflects the improving cash flow being generated by the Company's pipelines and gas wells.

      The Company's working capital (current assets minus current liabilities) remains a deficit but declined to an amount of ($101,282). Notes payable remain the largest current liability at $670,848 and Income Tax Payables for $268,181 was included in the current liability section of the Balance Sheet for the first time this year. An addition to the current asset section was the value of the gas hedging positions of $307,280 as of May 31, 2001.

Three and Six Month Periods Ended November 30, 2001 Compared to Same Periods in 2000

      During the six month period ended November 30, 2001 the Company booked a significant investment of $2,402,146 into various assets including: $870,905 into new gas producing properties; and $1,156,049 into pipeline facilities. These capital asset investments were funded in part by the following financing activities: the sale of debentures for $240,000, bank financing of $978,539 from our line of credit, and by internal cash flow from operating activities for the remaining investments.

      Net cash provided from operating activities increased substantially from $237,813 for the six month period ended November 30, 2000 to $1,233,494 for the comparable period in 2001, which reflects the continued improvement in the amount of cash being generated by the Company's pipelines, gas wells and development activities. This net cash flow was primarily reinvested back into income producing assets.

      The Company has a line of credit with a local bank for the development of new gas wells and for pipeline improvements. Earlier this fiscal year, the Yates Center Branch Bank increased this line of credit by approximately $1,000,000. We have been supplementing this bank line of credit with other capital raised privately in order to fund a more aggressive gas well drilling program. We expect to adequately fund on-going drilling of new gas wells from a combination of the bank financing, privately raised capital, and internally generated cash flow. We also expect the internal cash flow to become the primary source of development capital in the future as such cash flow continues to grow.

      The Company continues to have current liabilities in excess of current assets for a current ratio of less than one. This is primarily due to the current portion of long term notes payable. However, since most of our cash reserves are being re-invested into long term assets such as gas reserves and pipelines, our current assets are not expected to grow significantly. Although debt incurred for new development has increased bank payments, this increase has been more than offset by the new revenue created from gas sales and pipeline transportation fees. Therefore, growth on our balance sheet is expected to occur primarily in the gas property and pipeline asset section instead of in the current asset section. However, we do anticipate that future development of gas reserves and pipelines will be funded increasingly out of cash flow instead of from debt which may cause the current portion of notes payable to decrease in the distant future which would then improve the current ratio.

Certain Capital Transactions

      During the fiscal year 2001, Quest collectively sold 200,000 restricted shares of its Common Stock, in exchange for $200,000 which was used as working capital. $145,000 of additional working capital was raised from the issue of debentures. Quest eliminated approximately $56,000 in debt via the issuance of 41,500 restricted shares of Common Stock. Gas properties were purchased via the issuance of 34,000 shares of restricted Common Stock.

      Since May 31, 2001 the most significant stock issuance was 180,000 shares that were issued to the new Quest Resource Corporation 401(k) Profit Sharing Plan, which was the initial capitalization of the Company's new 401(k) plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Bonanza Energy Corporation of Kansas, a Kansas corporation ("BECK") has been the sole marketer of gas transported by the gas gathering pipelines owned by PGPC. BECK is owned by Douglas and Marsha Lamb and BECK earns a fee for the gas marketing services that it provides. BECK has never failed to sell all of the gas that is available each month and at sales prices that are competitive. Bonanza Energy Corporation of Kansas is owned by Douglas L. Lamb, the Company's president and one of its directors, and Marsha K. Lamb who is Mr. Lamb's wife and an officer in the subsidiary companies.

      During the fiscal year ended May 31, 2001, BECK loaned the Company $13,349.63 on notes bearing 10% interest. These funds were used by the Company for working capital. As of January 14, 2002, the Company owed BECK a balance of $118,140.16 which bears 10% interest.

      The office facility for the Company and its subsidiaries is leased from Crown Properties, LC for $500 per month. Crown Properties, LC is owned by Marsha
K. Lamb who is also an officer of QES, PGPC, and QOG.

                             FINANCIAL STATEMENTS

      Financial statements are found herein beginning on page F-1.

                        INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

      Clyde Bailey, P.C. billed the Company an aggregate of $2,892.50 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year ended May 31, 2001.

Financial Information Systems Design and Implementation Fees

      Clyde Bailey, P.C. did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended May 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

      Clyde Bailey, P.C. has not billed the Company any other fees for professional or other related services.

      The Company's Board of Directors has determined that the provision of services by Clyde Bailey, P.C., as set forth above, is compatible with maintaining Clyde Bailey's independence.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

      The Board of Directors has determined that there will be three directors of the Company elected at the Annual Meeting. The Board of Directors has nominated Douglas L. Lamb, John C. Garrison and Richard M. Cornell. In the absence of other instructions, the proxies will be voted for each of the individuals named, each of whom the Board proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors.

      The Board recommends a vote FOR the election of each of the nominees listed below.

      The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

Director Information

      Set forth below is biographical and other information about the persons who will make up the Board following the annual meeting, presuming election of the nominees named above.

         Douglas L. Lamb, age 51, Director and President of the Company since January 1998. Mr. Lamb has been highly involved in gas gathering pipeline operations and construction in the southeast Kansas region since 1984. He has fostered pipeline construction and consolidation activities that have resulted in the 150 mile pipeline network which is operated out of Benedict. He is also responsible for the operation of about 100 oil and gas wells and has considerable experience in the drilling and completion of oil and gas wells in southeast Kansas. Mr. Lamb earned his Bachelor of Business Administration degree from Wichita State University in 1972.

         John C. Garrison, age 50, Director and Treasurer of the Company since January 1998. Mr. Garrison brings to the Quest team expertise in public company activities and issues. Mr. Garrison has been a Certified Public Accountant in public practice providing financial management and accounting services to a variety of businesses for over twenty years. Mr. Garrison holds a Bachelor degree in Accounting from Kansas State University.

         Richard M. Cornell, age 66, Director and Secretary of the Company since January 1998. Mr. Cornell has been involved in the oil and gas business in southeast Kansas as an independent oil and gas producer and as a regional manager for an international energy company. He is a full time employee of the company and is responsible for the acquisition of oil & gas leaseholds and for regulatory compliance. Mr. Cornell also participates in the analysis and qualification of development projects.

Additional Information About the Board of Directors

      The Board held one (1) meeting and took action by written consent eleven
(11) times during fiscal 2001. All of the directors attended the meeting of the Board of Directors during fiscal 2001.

      The Company has no standing audit, compensation, or nominating committees, and no committees performing similar functions.


                        COMPENSATION AND OTHER BENEFITS

Director Compensation

      The Company's directors are not compensated for any meeting of the Board of Directors which they attend.

Executive Compensation

      No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the fiscal years 2001, 2000, 1999, 1998 and 1997. The following table provides summary information for the years 2001, 2000 and 1999 concerning cash and noncash compensation paid or accrued by the Company to or on behalf of its chief executive officer, Douglas
L. Lamb. Mr. Lamb's compensation has been paid by QES as more fully described in Note (1) below. Mr. Lamb is the president and a director of the Company, QES, PGPC, and QOG.

                         SUMMARY COMPENSATION TABLES

                                           Annual Compensation
                          -----------------------------------------------------
     Name and                                                Other Annual
Principal Position  Year    Salary ($)     Bonus ($)       Compensation ($)
-------------------------------------------------------------------------------
 Douglas L. Lamb,   2001    $60,000(1)       -0-(1)              -0-
     President
-------------------------------------------------------------------------------
 Douglas L. Lamb,   2000     $60,000         -0-(2)              -0-
     President
-------------------------------------------------------------------------------
 Douglas L. Lamb,   1999     $36,000          -0-                -0-
     President
-------------------------------------------------------------------------------

                                 Long Term Compensation
                        -----------------------------------------
                                     Awards              Payouts
                        -----------------------------------------
                         Restricted Securities Underlying LTIP     All Other
Name and Principal         Stock          Options/       Payouts  Compensation
     Position      Year Award(s)($)       SARs(#)          ($)        ($)
-------------------------------------------------------------------------------
 Douglas L. Lamb,  2001    $7,350           -0-            -0-        -0-
    President
-------------------------------------------------------------------------------
 Douglas L. Lamb,  2000     -0-             -0-            -0-        -0-
    President
-------------------------------------------------------------------------------
 Douglas L. Lamb   1999   $20,192           -0-            -0-        -0-
    President
-------------------------------------------------------------------------------

      (1) Although he serves as the president, a director, and the chief executive officer, of the Company and of all three of the subsidiary companies, Douglas L. Lamb receives a salary from only QES which was $60,000 annually during the fiscal year ended May 31, 2001. Mr. Lamb also received 21,000 shares of restricted stock on May 17, 2001 for services rendered to the Company which was valued at $0.35 per share in the annual audit. Mr. Lamb previously received a salary from QES and PGPC which totaled $60,000 for the fiscal year ended May 31, 2000. His annual compensation in 1999 and 1998 was $36,000 and in the years 1997 and 1996 was $33,000. Mr. Lamb also received 80,766 shares of Common Stock on January 7, 1999 for services he rendered to the Company. There was no trading market for the Company's stock at that time. A stock value of $0.25 per share is used for the valuation of this stock which approximates the stockholder's equity per share at the time the stock was issued to Mr. Lamb.

                                  PROPOSAL 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Subject to ratification by the stockholders, the Board has selected Clyde Bailey, P.C., independent auditors ("Clyde Bailey"), to audit the financial statements of the Company for the fiscal year ending May 31, 2002. Clyde Bailey, P.C. served as the Company's independent accountant for the year ended May 31, 2001. Although stockholder approval of the Board of Directors' selection of Clyde Bailey, P.C. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the selection of Clyde Bailey, P.C..

      Representatives of Clyde Bailey, P.C. are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions from stockholders.

      The Board recommends a vote FOR the ratification of the appointment of Clyde Bailey, P.C. as independent auditors.

                                PROPOSAL NO. 3
                                OTHER BUSINESS

      The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the meeting, it is intended that holders of proxies will act in accordance with their judgment on such matters.

               DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      Proposals of shareholders that are intended to be presented at the Company's next Annual Meeting must be received by the Company not later than December 1, 2002 in order to be included in the proxy statement and proxy relating to the meeting.

      Stockholders who wish to make a proposal at the next Annual Meeting of shareholders other than one that will be included in the Company's proxy materials should notify the Company not later than December 1, 2002 and no earlier than November 15, 2002. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

                                 ANNUAL REPORT

      The Company will provide without charge to each shareholder of record as of January 9, 2002, upon the written request of such person, a copy of the Company's Form 10-KSB for the year ending May 31, 2001. A copy of any exhibit to the Company's Form 10-KSB may also be obtained from the Company at no charge upon written request for each such exhibit requested. Such written requests should be sent to Douglas L. Lamb, President, Quest Resource Corporation, P.O. Box 100, 701 East Main Street, Benedict, Kansas 66714.

      BY THE ORDER OF THE BOARD OF DIRECTORS:

      /s/ Douglas L. Lamb
      -----------------------------------------------
      Douglas L. Lamb, President
      Benedict, Kansas
      January 15, 2002

                          Quest Resource Corporation

                         Audited Financial Statements

                            May 31, 2001 and 2000
















                              Clyde Bailey, P.C.
                         Certified Public Accountant
                          10924 Vance Jackson #404
                          San Antonio, Texas 78230

                         Independent Auditors' Report

To the Board of Directors and Shareholders
Quest Resource Corporation
Benedict Kansas

We have audited the accompanying consolidated balance sheet of Quest Resource Corporation and subsidiaries (Company) as of May 31, 2001 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended May 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and subsidiaries as of May 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                 Clyde Bailey
                          Certified Public Accountant

July 19, 2001

                         Quest Resource Corporation
                         Consolidated Balance Sheet
                             As of May 31, 2001


                                A S S E T S

Current Assets
    Cash                                       $    188,006
    Accounts Receivable                             949,698
    Futures Contracts                               307,280
    Inventory                                        16,804
                                               ------------
    Total Current Assets                                        $  1,461,788

Property & Equipment, net of depreciation of $219,148                467,679

Pipeline Assets, net of depreciation of $882,311                   3,244,191

Oil & Gas Properties
    Properties being Amortized                    2,074,704
    Properties not being Amortized                  146,567
                                               ------------
                                                  2,221,271
    Less: Accumulated depreciation, depletion
          and amortization                         (184,805)       2,036,466
                                               ------------    -------------
    Total Assets                                               $  7,210,124
                                                               =============



See accompanying summary of accounting policies and notes to financial statements.

                         Quest Resource Corporation
                         Consolidated Balance Sheet
                             As of May 31, 2001


      L I A B I L I T I E S A N D S T O C K H O L D E R S' E Q U I T Y

Current Liabilities
Accounts Payable                               $     58,682
Oil & Gas Payable                                   544,071
Accrued Expenses                                     21,288
Notes Payable, Current Portion                      670,848
Deferred Income Tax Payable                          11,054
Income Tax Payable                                  257,127
                                               ------------
    Total Current Liabilities                                  $   1,563,070

Non-Current Liabilities
Convertible Debentures                              145,000
Note Payable                                      1,876,304
Less Portion Shown as Current                      (670,848)
                                               ------------
                                                                   1,350,456
                                                               -------------
    Total Liabilities                                              2,913,526

Commitments and contingencies                                              0

Stockholders' Equity
Preferred stock, 50,000,000 Shares Authorized            10
  $.001 par value, 10,000 shares issued and
  outstanding
Common Stock, 950,000,000 Shares Authorized           6,175
  $.001 par value, 6,209,842 shares issued and
  outstanding
Paid In Surplus                                   4,133,615
Accumulated other Comprehensive Income              116,380
Accumulated Surplus                                  40,418
                                               ------------
                                                                   4,296,598
                                                               -------------
    Total Liabilities and Stockholders' Equity                 $   7,210,124
                                                               =============


See accompanying summary of accounting policies and notes to financial statements.

                         Quest Resource Corporation
                    Consolidated Statement of Operations

                                                For the Years Ended May 31
                                               -----------------------------
                                                   2001             2000
                                               ------------    -------------
Revenue
Gas Pipeline Transmission Fees                   $1,179,104      $   494,451
Oil & Gas Production Revenue                        767,723          408,328
Oil & Gas Operations                                497,189          519,227
Pipeline Operations                                 294,680          206,576
Pipeline Development                                326,272          111,347
Property Development                                445,928           71,484
Oil Trucking & Marketing                             81,320           79,368
Futures Income                                      130,140                0
Other Revenue                                       354,685            8,496
                                               ------------    -------------
    Total Revenues                                4,077,041        1,899,277

Cost of Revenues
Purchases & Outside Services                        707,058          258,769
Lease Operating Costs                               460,672          205,050
Pipeline Operating Costs                            502,880          342,914
Wages                                               547,691          341,504
Payroll Taxes                                        37,227           26,894
Utilities-Leases                                     34,287           73,158
Tags, License, & Equipment Repairs                   24,694           55,432
Fuel, Oil, Etc                                       76,089           11,939
                                               ------------    -------------
    Total Cost of Revenues                        2,390,598        1,315,660

    Gross Profit                                $ 1,686,443      $   583,617


See accompanying summary of accounting policies and notes to financial statements.

                         Quest Resource Corporation
                Consolidated Statement of Operations (con't)


                                                For the Years Ended May 31
                                               -----------------------------
                                                   2001             2000
General and Administrative Expenses            ------------    -------------
Interest                                         $  180,207      $   125,712
Legal, Auditing & Professional Fees                 115,732           94,342
Contract Services                                    44,449           28,393
Depreciation, Depletion & Amortization              339,030          156,197
Insurance                                           107,497           68,853
Repairs                                              63,162           41,187
Supplies                                             16,004           14,161
Property Taxes                                       42,607           21,913
Telephone                                            13,450           14,732
Utilities                                             7,844            6,205
Other Expenses                                       22,609           12,210
                                               ------------    -------------
    Total General and Administrative Expenses       952,591          583,905

    Income (Loss) from continuing operations before 733,852            (288)
    other income and expenses and income taxes

Other Income
Sale of Assets                                          650           13,751
Interest Income                                      12,637            4,550
                                               ------------    -------------
    Total Other Income                               13,287           18,301

    Net Income (Loss) Before Income Taxes           747,139           18,013

Income Tax Benefit (Expense)                       (317,783)          (2,702)
                                               ------------    -------------
    Net Income (Loss)                           $   429,356     $     15,311
                                               ============    =============
    Net Income (Loss) per share                      $0.074           $0.003

    Weighted Average Number of
          Shares Outstanding                      5,764,904        5,319,926



See accompanying summary of accounting policies and notes to financial statements.

                         Quest Resource Corporation
                     Consolidated Statement of Cashflows

                                                For the Years Ended May 31
                                               -----------------------------
                                                   2001            2000
                                               ------------    -------------
Cash Flows from Operating Activities:

Net Income                                      $   429,356      $    15,311
Adjustments to Reconcile Excess Contributions to
cash provided from operations:
    Depreciation                                    179,418          128,838
    Amortization                                     30,976           14,684
    Depletion                                       128,646           12,676
    Stock Issued to Employees                        96,075                0
    Futures Contracts                             (116,493)                0
    Accounts Receivable                            (47,365)         (61,076)
    Inventory                                         5,296                0
    Accounts Payable                               (41,431)           28,413
    Oil & Gas Payable                               428,072          (2,766)
    Oil & Gas Receivable                          (428,072)            2,766
    Deferred Tax Credit                             124,009            3,053
    Income Tax Payable                              193,774                0
    Accrued Expenses                               (17,116)            1,375
                                               ------------    -------------
    Total Adjustments                               535,789          127,963

Net Cash provided from Operating Activities         965,145          143,274

Cash flows from Investing Activities:
    Collection of Notes Receivable                   54,180           13,939
    Pipeline Assets                               (473,145)                0
    Oil & Gas Properties                          (918,284)                0
    Purchase of Equipment                         (312,463)        (761,454)
                                               ------------    -------------
Net Cash used in Investing Activities           (1,649,712)        (747,515)

Cash flows from Financing Activities
    Increase in Long-Term Debt                    1,061,831          169,146
    Extinguishment of Long-Term Debt              (644,820)                0
    Proceeds from Debentures                        145,000                0
    Stock Sales                                     200,000          514,369
                                               ------------    -------------
Net Cash provided from Financing Activities         762,011          683,515

Net Increase (Decrease) in Cash                      77,444           79,274

Cash Balance, Begin of Period                       110,562           31,288

Cash Balance, End of Period                     $   188,006     $    110,562
                                               ============    =============



See accompanying summary of accounting policies and notes to financial statements.

                                            Quest Resource Corporation
                                  Consolidated Statement of Stockholders Equity
                                For the Fiscal Years Ended May 31, 2001 and 2000

                                                 Common   Preferred              Accumulated
                                                  Stock    Shares                  Other
                              Common   Preferred   Par       Par       Paid-In   Comprehensive  Accumulated
                              Shares    Shares    Value     Value      Capital   Income (Loss)  Deficit      Total
                           -------------------------------------------------------------------------------------------
Balance June 1, 1999          5,137,842        0   $5,138   $     0    $3,089,788          $0   ($404,249)  $2,690,677

Private Placement Issued                  10,000                 10        99,990                              100,000

Stock Sales                     120,000               120                 172,380                              172,500

Stock Merger                    260,000               260                 308,459                              308,719

Stock Issued for Debt            28,500                28                  28,472                               28,500

Stock Issued for Services        80,000                80                                                           80

Net Income                                                                                         15,311       15,311
                           -------------------------------------------------------------------------------------------

Balance May 31, 2000          5,626,342   10,000    5,626         10    3,699,089           0    (388,938)   3,315,787

Stock Sales                     200,000               200                 199,800                              200,000

Stock Issued for Debt            40,000                40                 104,960                              105,000

Stock Issued to Employees       274,500               275                  95,800                               96,075

Stock Issued for Leases          34,000                34                  33,966                               34,000

Comprehensive Income (Loss):
Net Income                                                                                        429,356      429,356
Unrealized Gain on Future Contracts                                                   116,380                  116,380

Total Comprehensive Income (Loss)                                                                              545,736
                           -------------------------------------------------------------------------------------------
Balance May 31, 2001          6,174,842   10,000   $6,175        $10   $4,133,615    $116,380     $40,418   $4,296,598
                           ===========================================================================================


See accompanying summary of accounting principles and notes to financial statements.

                          QUEST RESOURCE CORPORATION
                               AND SUBSIDIARIES

                        SUMMARY OF ACCOUNTING POLICIES

NATURE OF BUSINESS

During the fiscal year ended May 31, 2000, HYTK Industries, Inc., a Nevada corporation, initiated a name change to Quest Resource Corporation. Prior to the name change, HYTK Industries, Inc. ("HYTK") owned a subsidiary entity named Quest Resource Corporation, which was a Kansas corporation. On May 3, 2000 a Plan of Merger was entered into whereby Quest Resource Corporation was merged into HYTK which caused the termination of Quest Resource Corporation, the Kansas corporation. Later, on May 17, 2000 holders of a majority of the common stock of HYTK voted to change the name from HYTK Industries, Inc. to Quest Resource Corporation. The name change actually became effective on June 25, 2000 when the amendment to the Articles were filed.

The nature of the business after the merger is to service and develop oil and gas wells, and to conduct or promote gas gathering and transmission of natural gas.

PRINCIPLES OF CONSOLIDATION AND SUBSIDIARIES

Quest Resource Corporation (QRC) was incorporated in Kansas on November 3, 1997 to facilitate the consolidation of a number of related companies. Since its incorporation, QRC has integrated the operations of three sister companies, Quest Energy Service, Inc. ("Quest"), a Kansas corporation, Quest Oil and Gas Corporation ("QOG"), and Ponderosa Gas Pipeline Company, Inc., ("PGPC"). QRC is the holder of 100% of the outstanding stock of Quest, QOG, and PGPC.

Quest provides all of the service activities required for the operation and development of the Company's oil and gas properties and the gas pipelines. Quest derives approximately 90% of its revenue from servicing QRC assets.

PGPC's primary assets are one hundred and forty miles of gas gathering pipelines throughout southeast Kansas.

The QOG subsidiary entity was acquired as Mogg Energy Services, Inc. on March 31, 2000 in exchange for HYTK common stock and the name was subsequently changed to Quest Oil &Gas Corporation. Assets gained in this acquisition included a majority of the gas wells that were producing into the PGPC pipeline system along with undeveloped gas reserves. This acquisition caused a substantial increase in Company-owned gas production and reserves.

Investments in which the Company does not have a majority voting or financial controlling interest are accounted for under the equity method of accounting unless its ownership constitutes less than a 20% interest in such entity for which such investment would then be included in the consolidated financial statements on the cost method. All significant inter-company transactions and balances have been eliminated in consolidation.

OIL AND GAS PROPERTIES

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all cost associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved reserves and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a "ceiling test", which basically limits such costs to the aggregate of the "estimated present value", discounted at a 10-percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between the capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

SURRENDER OR ABANDONMENT OF DEVELOPED PROPERTIES

Normally, no gain or loss is recognized if only an individual well or individual item of equipment is abandoned or retired or if only a single lease or other part of a group of proved properties constituting the amortization base is abandoned or retired as long as the remainder of the property or group of properties continues to produce oil or gas. The asset being abandoned or retired is deemed to be fully amortized, and its cost is charged to accumulated depreciation, depletion, or amortization. When the last well on an individual property or group of properties with common geological structures ceases to produce and the entire property or property group is abandoned, gain or loss is recognized.

OTHER DISPOSITIONS

Upon disposition or retirement of property and equipment other than oil and gas properties, the cost and related accumulated depreciation are removed from the accounts and the gain or loss thereon, if any, is credited or charged to income. The Company recognizes the gain or loss on the sale of either a part of a proved oil and gas property or of an entire proved oil and gas property constituting a part of a field upon the sale or other disposition of such. The unamortized cost of the property or group of properties, a part of which was sold or otherwise disposed of, is apportioned to the interest sold and interest retained on the basis of the fair value of those interests.

MARKETABLE SECURITIES

In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS 115), the Company classifies its investment portfolio according to the provisions of SFAS 115 as either held to maturity, trading, or available for sale. At May 31, 2001 and 2000, the Company did not have any investments in its investment portfolio classified as available for sale and held to maturity.

INCOME TAXES

The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The provision for income taxes differ from the amounts currently payable because of temporary differences (primarily intangible drilling costs and the net operating loss carry forward) in the recognition of certain income and expense items for financial reporting and tax reporting purposes.

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting. The full cost method of accounting is used for oil & gas property acquisitions, exploration and production activities as defined by the Securities and Exchange Commission, whereby all costs incurred in connection with the properties, productive or nonproductive, are capitalized. Capitalized costs related to proved properties and estimated future costs to be incurred in the development of proved reserves are amortized using the unit-of-production method. Capitalized costs are annually subjected to a test of recoverability by comparison to the present value of future net revenues from proved reserves, adjusted for the cost of certain unproved properties, are expensed in the year in which such an excess occurs. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

     The estimated useful lives are as follows:

     Buildings          25 years
     Equipment          10 years
     Vehicles            7 years
     Pipelines          40 years

Depreciation expense for the years ended May 31, 2001 and 2000 was $179,418 and $146,036 respectively.

EARNINGS PER COMMON SHARE

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

UNINSURED CASH BALANCES

The Company maintains its cash balances at several financial institutions. Accounts at the institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. Periodically, balances may exceed this amount. At May 31, 2001, there were no uninsured cash balances.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including marketable securities, notes and loans receivables, accounts payable and notes payable approximate their fair values at May 31, 2001.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company follows the provisions of SFAS 121-"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Consequently, the Company reviews its long-lived assets to be held and used, including oil and gas properties accounted for under the full cost method of accounting. Whenever events or circumstances indicate the carrying value of those assets may not be recoverable, an impairment loss for proved properties and capitalized exploration and development costs is recognized. The Company assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using expected prices. If an impairment is indicated based on undiscounted expected future cash flows, then an impairment is recognizable to the extent that net capitalized costs exceed the estimated fair value of the property. Fair value of the property is estimated by the company using the present value of future cash flows discounted at 10%. The following expected future prices were used to estimate future cash flows to assess properties for impairment.


Oil Price Per bbl     2001      2000
-----------------     ----      ----
Year 1              $23.00    $26.00
Year 2               23.00     26.00
Year 3               23.00     26.00
Year 4               23.00     26.00
Thereafter           23.00     26.00
Maximum              23.00     26.00


Gas Price Per Mcf     2001      2000
-----------------     ----      ----
Year 1               $4.00     $2.45
Year 2                4.00      2.45
Year 3                4.00      2.45
Year 4                4.00      2.45
Thereafter            4.00      2.45
Maximum               4.00      2.45

Oil and gas expected future price estimates were based on prices at each year-end. These prices were applied to production profiles of proved developed reserves at May 31, 2001 and 2000. The Company's price assumptions change based on current industry conditions and the Company's future plans.

During 2001 and 2000, the Company did not recognize any impairments or abandonments. The impairments were determined based on the difference between the carrying value of the assets and the present value of future cash flows discounted at 10%. It is reasonably possible that a change in reserve or price estimates could occur in the near term and adversely impact management's estimate of future cash flows and consequently the carrying value of properties.

STOCK BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" SFAS No. 123 established a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company did not adopt the fair value based method but instead discloses the effects of the calculation required by the statement.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

EMPLOYERS' DISCLOSURE ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS

Statement of Financial Accounting Standards (SFAS) 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits," revises standards for disclosures regarding pensions and other postretirement benefits. It also requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. This statement does not change the measurement or recognition of the pension and other postretirement plans. The financial statements are unaffected by implementation of this new standard.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Statement of Financial Accounting Standards (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for sale security, or a foreign- currency-denominated forecasted transaction. The Company adopted SFAS 133 and SFAS 138 in the first quarter of fiscal 2001. Adoption of SFAS 133 and SFAS 138 did not materially impact the Company's consolidated financial position, results of operations, or cash flows.

ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION

In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44), which contains rules designed to clarify the application of APB 25. FIN 44 will be effective on July 1, 2000 and the Company will adopt it at that time. The Company believes the anticipated impact of adoption of FIN 44 will not be material to the earnings and financial position of the Company.

REVENUE RECOGNITION IN FINANCIAL STATEMENTS

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB
101), which clarifies certain existing accounting principles for the timing of revenue recognition and its classification in the financial statements. The SEC delayed the required implementation date of SAB 101 by issuing Staff Accounting Bulletins No. 101A, "Amendment: Revenue Recognition in Financial Statements," and No. 101B, "Second Amendment: Revenue Recognition in Financial Statements," in March and June 2000, respectively. As a result, the SAB 101 will not be effective for the Company until the quarter ending August 31, 2001. The Company believes the adoption of SAB 101 will not be material to the earnings and financial position of the Company.

GOODWILL AND OTHER INTANGIBLE ASSETS

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior year's financial statements in order to conform to the current presentation.

                          QUEST RESOURCE CORPORATION
                               AND SUBSIDIARIES

                        NOTES TO FINANCIAL STATEMENTS

1. NOTES RECEIVABLE

      Notes and loans receivable at May 31, 2001 comprise the following:

      On May 25, 1999, the Company executed a note receivable with Aspen Ridge Corporation in the amount of $70,000. The note bears an interest rate of 8% per annum, payable monthly in the form of 100% of the net cash revenue after applicable operating expenses and taxes from the interests in gas wells assigned to Aspen effective March 1, 1999.The note was paid in May 2001 leaving a zero balance as of May 31, 2001.

2. LONG TERM DEBT

      The Company had the following debt obligations at May 31, 2001:

Yates Center Bank - Note Payable secured by oil and gas properties    $1,290,203
and certain pipeline assets dated April 18, 2000. Several notes are involved with an initial interest rate of 9.25% adjusted quarterly.
The notes call for monthly payments of $16,555, $3,200, and $3,477 per month starting July 5, 2000. The notes mature June 5, 2002.

Bank of Commerce - Chanute KS - Note Payable secured by oil and gas      120,530
properties and other assets provided for working capital and asset purchases. The note calls for a variable interest rate that is currently 8.75% with monthly payments of $3,355 (principal and interest). The note matures in 2003.

Ford Motor Credit - Three notes to cover three new trucks purchased      104,853
in Nov 2000, Dec 2000, and Feb 2001. The notes are for 48 and 60 months and carry an interest rate of 6.9% and 11.5%.

Case Credit - Two notes to cover equipment purchased in Dec 00 and       115,723
Mar 2001. The notes are for 60 months and carry interest rates of 7.62% and 6.94%.

Bonanza Oil Company - Various notes and advances to assist in             49,347
working capital requirements. Stock was issued for some of this note. Monthly payments in the amount of $ 2,145 are being paid.
Entity is owned by a related party. Interest has been accrued at the rate of 9%.

BEC of Kansas - Various notes and advances to assist in working           48,610
capital requirements. Entity is owned by a related party. Interest has been accrued at the rate of 9%.

Harold W. Volkman Living Trust - Note dated July 1, 1997 for working      19,500
capital and service equipment. The note calls for monthly payments of $500 for six months beginning July 31, 1997, six monthly payments of $750 beginning January 31, 1998, and twenty-four payments of $1,000 beginning July 31, 1998, and a balloon payment of $10,500 following these thirty-six payments. There is no provision for interest in the note.

Note payable to an individual secured in May of 1999 for working          50,000
capital. Note is to mature in May 2002 and carries an interest rate of 9%.

Various other notes from individuals for equipment and vehicles that      77,538
contain various monthly payments and interest rates.

            Total Long-Term Debt                                       1,876,304
            Less current maturities                                    (670,848)
                                                                     -----------
            Notes Payable - Long-Term                                $ 1,205,456
                                                                     ===========

The following is a summary of annual principal payments due under these notes:

Year Ended May 31,                Amount
--------------------------------- -------------------------------------
2002                              $  305,646
2003                                 548,592
2004 and Future Years                351,218
--------------------------------- -------------------------------------
                                  $1,205,456
--------------------------------- -------------------------------------

In January of 2001, the Company issued $ 125,000 and in May 2001 another $20,000 was issued in convertible debentures due in three years after the date of issuance. The debentures carry an interest rate of 10% that is paid quarterly. The debentures carry a conversion feature that allows the debenture holder to convert to common stock after one year from the date of the debenture but prior to the maturity date. The conversion price is 75% of the daily average trading price of the Company's common stock for the 30 days prior to the conversion with the conversion price limited to a maximum of $3.00 per share

The balance of the accrued interest is $ 11,392 as of May 31, 2001.

3. STOCKHOLDERS' EQUITY

      The company has authorized 950,000,000 shares of common stock, and 50,000,000 preferred shares of stock. As of May 31, 2001, there were 6,174,842 shares of common stock outstanding and 10,000 shares of preferred stock outstanding. The following transactions were recorded in the Company's financial statements during the year ended May 31, 2001.

     1) Company - Issued 200,000 shares of common stock for $200,000 cash.
     2) Company - Issued 274,500 shares of common stock to employees valued at $96,075 and expensed as wages
     3) Company - Issued 34,000 shares of common stock for oil and gas leases that was valued at $34,000
     4) Company - Issued 40,000 shares of common stock for $105,000 in debt reduction and accrued interest.

The following transactions were recorded in the Company's financial statements during the year ended May 31, 2000.

     5)Individual - Issued 260,000 shares of common stock for the acquisition of Mogg Energy Inc. valued at $308,719.
     6) Individual - Issued 80,000 shares of common stock for consulting services pursuant to S8 filing.

     7) Individual - Issued 45,000 shares of common stock for $72,500 cash.
     8) Company - Issued 75,000 shares of common stock for $100,000 cash.
     9) Individual - Issued 10,000 shares of preferred stock for $100,000 cash pursuant to a private placement memorandum issue.
    10) Company - Issued 28,500 shares of common stock for $43,000 in debt reduction.

4. INCOME TAXES

      The components of the provision for income taxes are as follows:

      Year ended May 31,            2001                  2000

Current:
Federal                          $  289,210          $    2,702
State                                28,573                  -0-
------------------------- ------------------------- ------------------------
                                 $  317,783          $    2,702
------------------------- ------------------------- ------------------------

      Such income taxes are included in the accompanying consolidated financial statements as follows:

Income tax from operations       $  317,783          $      2,702
Extraordinary Items                     -0-                   -0-
------------------------- ------------------------- ------------------------
                                 $  317,783          $      2,702
------------------------- ------------------------- ------------------------

      The above provision has been calculated based on Federal and State statutory rates.

The tax effect of significant temporary differences representing the net deferred tax liability as of May 31, 2001, were as follows:

Net Operating Loss Carryforward             $ (124,009)
Intangible Drilling Costs                       79,625
Depletion, Depreciation, and Amortization       55,438
                                          ------------
Net Deferred Tax Liability                  $   11,054
                                          ============

5. RELATED PARTY TRANSACTIONS

      BEC of Kansas Inc. - owned by Doug and Marsha Lamb - Note payable in the amount of $48,690 for working capital needs in current and prior years plus BEC of Kansas Inc. ("BEC") holds the contract for natural gas sales and production contracts. BEC subsequently contracts with PGPC for the transmission of the natural gas.
      Bonanza Oil Company - owned by Doug and Marsha Lamb - Note payable in the amount of $49,347 for oil and gas properties acquired by PGPC in 1997.

6. PRIVATE PLACEMENT MEMORANDUM

The Company has introduced a Private Placement Memorandum program to raise capital for working capital and additional oil and gas wells to increase the production into existing gas pipelines. The Memorandum calls for a maximum of 500,000 shares of preferred stock to be sold at an offering price of $10.00 per share. The Memorandum calls for a conversion feature of four shares of common stock to each share of preferred stock at the option of the shareholder. Prior to conversion the preferred stock carries a 10% cash dividend.

During the year ended May 31, 2000 the Company issued a total of 10,000 shares to two individuals for a total of $100,000 as part of this program.

7. SUPPLEMENTAL CASH FLOW INFORMATION

      Year ended May 31,            2001             2000

Cash paid for interest        $    144,859      $   125,712
Cash paid for income taxes             -0-              -0-
--------------------------- -----------------  ------------------------

SUPPLEMENTARY INFORMATION:

      During the year ended May 31, 2001, non-cash investing and financing activities are as follows:

      1)     Issued 274,500 shares of common stock valued at $96,050.
      2)     Converted debt to equity in the amount of $ 105,000.

       During the year ended May 31, 2000, non-cash investing and financing activities are as follows:

  1)     Acquired assets for common stock valued at $308,719
  2)     Issued stock for consulting services valued at par value.

8. CONTINGENCIES

Like other oil and gas producers and marketers, the Company's operation are subject to extensive and rapidly changing federal and state environmental regulations governing air emissions, waste water discharges, and solid and hazardous waste management activities. Therefore it is extremely difficult to reasonably quantify future environmental related expenditures.

9. EARNINGS PER SHARE

      The following reconciles the components of the earnings per share (EPS) computation:


                        2001                                2000
Earning per   Income      Shares        Per-Share Income      Shares        Per-Share
common Share  (Numerator) (Denominator) Amount    (Numerator) (Denominator) Amount
------------- ----------- ------------- --------- ----------- ------------ ---------
Net Income    $  429,356     5,764,904      $.074  $  15,311    5,319,926   $ .003

------------- ----------- ------------- --------- ----------- ------------ ---------

There are no options granted or outstanding at the provision in the Convertible Debentures to convert $145,000 in convertible debentures were not included in the computation of diluted EPS as they would be anti-dilutive because they are required to hold the debentures for one year prior to conversion.

10. FUTURES CONTRACTS

The carrying amounts of the futures contract securities as shown in the accompanying balance sheet and their approximate market values at May 31, 2001 are as follows:
                                         Gross       Gross
                                         Unrealized  Unrealized   Market
                               Cost      Gains       Losses       Value
                            -----------  ----------  ----------  ------------
Oil & Gas "Put" Contracts   $  116,493   $ 190,787   $       -   $   307,280

Unrealized gains on the contracts at May 31, 2001 are shown net of income taxes as a component of stockholders' equity.

11. FINANCIAL INFORMATION RELATING TO INDUSTRY SEGMENTS

The Company's operating activities can be divided into three major segments: pipeline transmission, oil & gas production, and oil and gas wells and pipeline development and servicing. Segment information for the years ended May 2001 and 2001 are as follows:

                                                May 31              May 31
                                                 2001                2000
                                             -------------------------------
Segment Revenues:
----------------------
      Pipeline Transmission Fees               1,179,104             494,451
      Oil & Gas Production                       767,723             408,328
      Oil & Gas Operations                       497,189             519,227
      Pipeline Development                     1,066,880             389,407
      Unallocated Amounts                        566,795             101,615
                                             ------------         ----------
                                               4,077,691           1,913,028
                                             ============         ==========

Segment Income/Loss Before Income Taxes:
----------------------------------------
      Pipeline Transmission Fees                 502,880             342,914
      Oil & Gas Production                       460,672             205,050
      Oil & Gas Operations                       573,542             456,170
      Pipeline Development                       853,504             311,526
      Unallocated Amounts
           General and Administrative            807,732             458,193
           Interest Income (Expense), net        132,222             121,162
                                             ------------         ----------
      Total Income                               747,139              18,013
                                             ============         ==========
Segment Assets:
----------------------
      Pipeline Transmission Fees               3,244,191           2,875,212
      Oil & Gas Production                     2,580,537           1,152,209
      Oil & Gas Operations                       484,484             208,367
      Pipeline Development                            -
      Unallocated Amounts
           Cash                                  188,006             110,562
           Other Assets                          712,906             675,935
                                             ------------         ----------
      Total Assets                             7,210,124           5,022,285
                                             ============         ==========

12. ACQUISITION

On March 31, 2000 the Company acquired 100% of the outstanding stock of Mogg Energy Inc. ("Mogg") (a Kansas corporation) for 260,000 shares of the Company's common stock. Subsequent to the agreement, the name of Mogg was changed to Quest Oil and Gas Corporation. Mogg was organized in 1996 and owns several oil and gas properties in South East Kansas. The transaction has been valued at $308,719 as a fair market value of the stock given and the assets acquired. The transaction is being accounted as a purchase transaction for accounting purposes and the total value of $308,719 is being recorded as Oil and Gas Properties being amortized.

As part of this transaction, the Company entered into a well management agreement with GN Resources, Inc. ("GNRI") on some of the Mogg oil & gas wells to manage and operate the wells in return for 50% of the Section 29 tax credits being applied to the Company's debt at Yates Center Bank. The agreement will remain in force until the final tax credits are received for the year 2002.

13. SUBSEQUENT EVENTS

Subsequent to year-end the Company issued $100,000 in debentures to help fund the Company's pipeline and oil and gas development. Also, the Company received a commitment from their primary bank to fund a new pipeline to service the new wells in the amount $1,100,000.

No other material subsequent events have occurred that warrants disclosure since the balance sheet date.

14. - SFAS 69 SUPPLEMENTAL DISCLOSURES (UNAUDITED)

(1)
                          Capitalized Costs Relating to
                         Oil & Gas Producing Activities

Proved oil and gas properties and related lease equipment:
      Developed                                  $ 2,074,704
      Non-developed                                  146,567

Accumulated depreciation and depletion              (184,805)
                                                --------------
Net Capitalized Costs                            $ 2,036,466
                                                ==============


(2)
                     Costs Incurred in Oil and Gas Property
              Acquisition, Exploration, and Development Activities

Acquisition of Properties Proved and Unproved   $     -0-
Exploration Costs                                     -0-
Development Costs                                 918,284
                                                ---------
Total                                           $ 918,284
                                                =========

(3)
                                    Results of Operations for
                                    Producing Activities

                                          May 31, 2001        May 31, 2000
                                          ------------        ------------

Production revenues                              $ 767,723    $  387,476

Production Costs                                   460,672       231,976
Depreciation and depletion                         128,646        12,676
                                                 ----------   -----------
Results of operations for producing activities   $ 178,405    $  142,824
                                                 =========    ==========
(excluding corporate overhead and interest costs)

(4)
                                    Reserve Quantity Information

      The following schedule contains estimates of proved oil and natural gas reserves attributable to the Company. Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved - developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Reserves are stated in barrels of oil
(Bbls) and thousands of cubic feet of natural gas (Mcf). Geological and engineering estimates of proved oil and natural gas reserves at one point in time are highly interpretive, inherently imprecise and subject to ongoing revisions that maybe substantial in amount. Although every reasonable effort is made to ensure that the reserve estimates are accurate, but by their nature reserve estimates are generally less precise than other estimates presented in connection with financial statement disclosures.

                                          Oil               Gas
                                         (Bbls)            (Mcf)
      Proved developed reserves:

      Balance May 31, 2000                172,371           1,076,657

      Acquisition of proved reserves          -0-           2,479,828
      Revision of previous estimates      (52,443)                -0-
      Production                          (16,303)           (153,940)
                                         ----------      --------------

      Balance May 31, 2001                103,625           3,402,545
                                         ==========      ==============

      In addition, to the proved developed producing oil and gas reserves reported in the geological and engineering reports, the Company holds ownership interest in various proved - undeveloped properties. The reserve and engineering reports performed for the Company by an independent engineering consulting firm reflect additional proved reserves equal to approximately 217,000 BBLS of oil and 2,320,000 Mcf in gas for these undeveloped properties.

      The following schedule presents the standardized measure of estimated discounted future net cash flows from the Company's proved developed reserves for the years ended May 31, 2001 and 2000. Estimated future cash flows are based on independent reserve data. Because the standardized measure of future net cash flows was prepared using the prevailing economic conditions existing at May 31, 2001 and 2000, it should be emphasized that such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of the Company's recoverable reserves or in estimating future results to operations.

      Standardized measures of discounted future net cash flows:

                                                           May 31
                                                   2000              2001

Future production revenues                      $12,209,537       $12,152,542

Less: future production costs                    (6,258,247)       (3,371,310)
                                                ------------      ------------
Future cash flows before income taxes             5,951,290         8,781,696

Future income tax                                (2,023,439)       (2,985,776)
                                                ------------      ------------
Future net cash flows                             3,927,851         5,795,920

Effect of discounting future                       (981,963)       (1,327,419)
  Annual net cash flows at 10%
                                                ------------      ------------
Standardized measure of discounted                2,945,888        $4,468,501
  Net cash flows                                ============      ============

                          Quest Resource Corporation

                         Audited Financial Statements

                                November 30, 2001

                           QUEST RESOURCE CORPORATION
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                   ----------------------------
                                                    November 30,      May 31,
                                                       2001           2001
                                                   ------------   -------------
                                   A S S E T S

Current Assets
    Cash                                           $    138,119   $     188,006
    Accounts Receivable                                 510,130         949,698
    Futures Contracts                                   124,520         307,280
    Parts & Supplies                                    105,718          16,804
                                                   ------------   -------------
      Total Current Assets                              878,487       1,461,788

Property & Equipment
    Property & Equipment                              1,055,718         686,827
    Less: Allowance for Depreciation                   (256,774)       (219,148)
                                                   ------------   -------------
                                                        798,944         467,679

Pipeline Assets, net                                  4,400,240       3,244,191

Oil & Gas Properties
    Properties being Amortized                        2,945,609       2,074,704
    Properties not being Amortized                      146,567         146,567
    Less: Accumulated depreciation, depletion,
      and amortization                                 (366,048)       (184,805)
                                                   ------------   -------------
                                                      2,726,128       2,036,466

      Total Assets                                 $  8,803,799   $   7,210,124
                                                   ============   =============

       L I A B I L I T I E S A N D S T O C K H O L D E R S' E Q U I T Y

Current Liabilities
    Accounts Payable                               $    216,030   $      58,682
    Oil & Gas Payable                                   371,441         544,071
    Accrued Expenses                                     21,164          21,288
    Notes Payable, Current Portion                    1,075,303         670,848
    Deferred Income Tax Payable                          11,054          11,054
    Income Tax Payable                                  407,621         257,127
                                                   ------------   -------------
      Total Current Liabilities                       2,102,613       1,563,070

Non-Current Liabilities
    Convertible Debentures                              385,000         145,000
    Note Payable                                      2,854,843       1,876,304
    Less Portion Shown as Current                    (1,075,303)       (670,848)
                                                   ------------   -------------
                                                      2,164,540       1,350,456
                                                   ------------   -------------
      Total Liabilities                               4,267,153       2,913,526

Commitments and contingencies                                 -               -

Stockholders' Equity
    Preferred stock, 50,000,000 Shares Authorized            10              10
     $.001 par value, 10,000 shares issued and
     outstanding
    Common Stock, 950,000,000 Shares Authorized           6,245           6,175
     $.001 par value, 6,245,417 and 6,174,842 shares
     outstanding
      issued and outstanding
    Paid In Surplus                                   4,191,626       4,133,615
    Accumulated Other Comprehensive Income                9,644         116,380
    Retained Earnings                                   329,121          40,418
                                                   ------------   -------------
                                                      4,536,646       4,296,598
                                                   ------------   -------------
      Total Liabilities and Stockholders' Equity   $  8,803,799   $   7,210,124
                                                   ============   =============

                                     QUEST RESOURCE CORPORATION
                                Consolidated Statement of Operations
                                             (Unaudited)

                                         ----------------------------------------------------
                                         For the Three Months Ended  For the Six Months Ended
                                               November 30,                November 30,
                                         ----------------------------------------------------
                                            2001          2000          2001          2000
                                         ----------    ----------    ----------    ----------
Revenue
    Oil & Gas Production Revenue         $ 245,997     $  99,410       521,875       249,300
    Gas Pipeline Transmission Fees         231,514       227,131     $ 476,400     $ 384,226
    Oil & Gas Operations                   157,266       149,204       279,392       240,564
    Pipeline Operations                    114,861        57,152       217,044        94,398
    Pipeline Development                   501,221       134,345       596,352       207,454
    Property Development                   194,919        11,997       397,568        69,151
    Oil Trucking & Marketing                30,134        23,771        52,561        44,397
    Futures Contract Income                (38,140)            0       266,260             0
    Other Revenue                           73,156        58,532       230,756        64,662
                                         ----------    ----------    ----------    ----------
            Total Revenues               1,510,928       761,542     3,038,208     1,354,152

Cost of Revenues
    Oil & Gas Production Costs             183,486       103,470       305,218       173,410
    Pipeline Operating Costs               160,146       102,531       319,310       191,173
    Purchases & Outside Services           319,172       134,559       625,287       240,229
    Wages                                  205,329       104,440       362,039       196,219
    Payroll Taxes                           12,586         8,040        25,059        15,151
    Depreciation, Depletion & Amortization 157,784        43,513       276,289        82,563
    Other Cost of Revenues                  20,328        36,582        60,684        74,943

            Total Cost of Revenues       1,058,831       533,135     1,973,886       973,688
                                         ----------    ----------    ----------    ----------
            Gross Profit                 $ 452,097     $ 228,407     $ 106,432     $ 380,464

General and Administrative Expenses
    Interest                             $  59,686     $  36,826     $ 113,870     $  66,118
    Insurance                               39,139        22,741        84,340        43,432
    Repairs                                 61,298         8,626        89,328        13,415
    Consulting                              85,271             -       168,271             -
    Other Expenses                          44,708        32,183       145,516        88,506
                                         ----------    ----------    ----------    ----------
    Total General and Administrative
      Expenses                             290,102       100,376       601,325       211,471

    Income (Loss) from continuing
       operations                          161,995       128,031       462,997       168,993
    other income and expenses and income taxes

    Other Income                             1,389         6,815         2,653         8,616
                                         ----------    ----------    ----------    ----------
        Total Other Income                   1,389         6,815         2,653         8,616

        Net Income Before Income Taxes     163,384       134,846       465,650       177,609

        Provision for Income Taxes         (62,086)      (49,799)     (176,947)      (56,213)

        Net Income                       $ 101,298     $  85,047     $ 288,703     $ 121,396
                                         ==========    ==========    ==========    ==========
        Net Income per share             $   0.016     $   0.015     $   0.046     $   0.022

        Weighted Average Number of
           Shares Outstanding            6,245,417     5,626,342     6,245,417     5,626,342


                           QUEST RESOURCE CORPORATION
                      Consolidated Statement of Cash Flows
                                   (Unaudited)

                                                       For the Six Months Ended
                                                             November 30,
                                                     ---------------------------
                                                          2001         2000
                                                       ----------   ----------
Cash Flows from Operating Activities:

    Net Income (Loss)                                  $ 288,703    $ 121,396
    Adjustments to Reconcile Excess Contributions to cash
    provided from operations:
        Depreciation                                     109,708       64,420
        Amortization                                      17,743        7,342
        Depletion                                        148,838       10,801
        Stock Issued for Services                             -            -
        Accounts Receivable                              439,568     (103,104)
        Futures Contract                                 182,760     (214,447)
        Parts & Supplies                                 (88,914)          -
        Organization Costs                                    -            -
        Accounts Payable                                 157,348      (14,789)
        Oil & Gas Payable                               (172,630)     291,796
        Notes Receivable                                      -         9,420
        Deferred Tax Credit                                   -        56,213
        Income Tax Payable                               150,494
        Accrued Expenses                                    (124)       8,765
                                                       ----------   ----------
        Total Adjustments                                944,791      116,417

Net Cash provided from Operating Activities            1,233,494      237,813

Cash flows from Investing Activities:
        Fixed Assets                                  (2,402,146)    (524,528)
                                                       ----------   ----------
Net Cash provided from Investing Activities           (2,402,146)    (524,528)

Cash flows from Financing Activities
        Change in Long-Term Debt                         978,539      269,154
        Convertible Debentures                           240,000            0
        Paid-In-Capital                                        0            0
                                                       ----------   ----------
Net Cash used in Financing Activities                  1,218,539      269,154

Net Increase (Decrease) in Cash                           49,887      (17,561)

Cash Balance, Beginning of Period                        188,006      110,562

Cash Balance, End of Period                            $ 138,119    $  93,001
                                                       ==========   ==========

                                             Quest Resource Corporation
                                   Consolidated Statement of Stockholders Equity
                                                    (Unaudited)

                                                   Preferred   Common              Accumulated
                                                     Shares    Shares                 Other
                                Preferred  Common     Par       Par     Paid-In   Comprehensive  Retained
                                 Shares    Shares    Value     Value    Capital   Income (Loss)  Earnings     Total
                                ------------------------------------------------------------------------------------
Balance June 1, 2001             10,000   6,174,842  $   10  $  6,175  $4,133,615  $ 116,380    $ 40,418  $4,296,598

Stock Issued for Debt                        37,575                37      25,044                         $   25,081

Stock Issued for Services                    33,000                33      32,967                         $   33,000

Comprehensive Income:
Net Income                                                                                       187,405  $  187,405
Change in Gain (Loss) of Futures Contract                                            (41,376)             $  (41,376)
                                                                                                         -----------
Total Comprehensive Income                                                                                   146,029
                                ------------------------------------------------------------------------------------
Balance August 31, 2001          10,000  6,245,417  $    10  $  6,245  $4,191,626  $  75,004    $227,823  $4,500,708

Comprehensive Income:
Net Income                                                                                       101,298  $  101,298
Change in Gain (Loss) of Futures Contract                                            (65,360)             $  (65,360)
                                                                                                         -----------
Total Comprehensive Income                                                                                    35,938
                                ------------------------------------------------------------------------------------
Balance November 30, 2001        10,000  6,245,417  $    10  $  6,245  $4,191,626  $   9,644    $329,121  $4,536,646
                                ====================================================================================


                           QUEST RESOURCE CORPORATION
                          Notes to Financial Statements
                                NOVEMBER 30, 2001
                                   (Unaudited)

NOTE 1 - BASIS OF PRESENTATION
------------------------------

The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 301(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended November 30, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ended May 31, 2002. For further information, the statements should be read in conjunction with the financial statements and notes thereto included in the Company's registration statement on Form SB-2, as amended.

Shares of common stock issued by the Company for other than cash have been assigned amount equivalent to the fair value of the service or assets received in exchange.

Start-up and organization costs are recorded in accordance with the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred.

Principles of Consolidation and Subsidiaries

Quest Resource Corporation (QRC) was incorporated in Kansas on November 3, 1997 to facilitate the consolidation of a number of related companies. Since its incorporation, QRC has integrated the operations of three sister companies, Quest Energy Service, Inc. ("Quest"), a Kansas corporation, Quest Oil and Gas Corporation ("QOG"), and Ponderosa Gas Pipeline Company, Inc., ("PGPC"). QRC is the holder of 100% of the outstanding stock of Quest, QOG, and PGPC.

Quest provides all of the service activities required for the operation and development of the Company's oil and gas properties and the gas pipelines. Quest derives approximately 90% of its revenue from servicing QRC assets.
PGPC's primary assets are one hundred and forty miles of gas gathering pipelines throughout southeast Kansas. The QOG subsidiary entity was acquired as Mogg Energy Services, Inc. on March 31, 2000 in exchange for HYTK common stock and the name was subsequently changed to Quest Oil &Gas Corporation. Assets gained in this acquisition included a majority of the gas wells that were producing into the PGPC pipeline system along with undeveloped gas reserves. This acquisition caused a substantial increase in Company-owned gas production and reserves. Investments in which the Company does not have a majority voting or financial controlling interest are accounted for under the equity method of accounting unless its ownership constitutes less than a 20% interest in such entity for which such investment would then be included in the consolidated financial statements on the cost method. All significant inter-company transactions and balances have been eliminated in consolidation.

                          QUEST RESOURCE CORPORATION
                         Notes to Financial Statements
                               NOVEMBER 30, 2001
                                  (Unaudited)

NOTE 1 - BASIS OF PRESENTATION (continuation)
------------------------------

Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

NOTE 2 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

The Company, from time to time, may be subject to legal proceedings and claims that arise in the ordinary course of its business. Currently, the Company is not subject to any legal proceedings or other claims.

NOTE 3  - OTHER INFORMATION
---------------------------
In December 2001, the Company filed a S-8 plan with the Securities and Exchange Commission to offer 250,000 shares of its common stock to its employees to set-up a 401K Plan. Also, the Company approved the issuance of 180,000 shares fund its Profit Sharing Plan for 2001.

                          QUEST RESOURCE CORPORATION
                      P.O. Box 100, 701 East Main Street
                            Benedict, Kansas 66714
                                 ***PROXY***

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Douglas L. Lamb as Proxy, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of shareholders (the "Meeting") of the Company to be held Friday, March 1, 2002 at 10 a.m. (CDT), at Chanute Country Club, Chanute, Kansas, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of shareholders dated January 18, 2002, and the accompanying Proxy Statement of the Company.

   1. Election of the Board of Directors until the next Annual Meeting.
      [  ] For all nominees listed below (except as marked to the contrary)
                           For the nominee   Against the nominee   Abstain
      1. Douglas L. Lamb         [  ]              [  ]              [  ]
      2. John C. Garrison        [  ]              [  ]              [  ]
      3. Richard M. Cornell      [  ]              [  ]              [  ]

   2. Ratification of the employment of Clyde Bailey, P.C. as the Company's independent auditor for the fiscal year ending May 31, 2002.
                              For [  ]       Against [  ]         Abstain [  ]

   3. Any other business as may properly come before the meeting or any adjournment thereof.
                              For [  ]       Against [  ]         Abstain [  ]

   In His Discretion, the Proxy Is Authorized to Vote upon Such Other Business That May Properly Come Before the Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR ALL PROPOSALS.

   Please sign exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated                        , 2002
      -----------------------

------------------------------   -----------------------  ----------------------
Please Print or Type Your Name   Signature                Number of Shares Voted

   PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY TO THE ADDRESSEE IN THE ENCLOSED STAMPED ENVELOPE.

   If you have had a change of Address, please print or type your new address(s) in the space below:



                                      22